Exhibit 107
Calculation of Filing Fee Table
F-3
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(Form Type)
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EURODRY LTD.
Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value $0.01 per share	Rule 457(a)	1,336,679	$13.93 (2)	$18,619,938.47 (2)	0.0001102	$2,052 (3)
Fees Previously Paid	__	__	__	__	__	__		__
Carry Forward Securities
Carry Forward Securities	__	__	__	__	__	__	__	__
	Total Offering Amounts					$18,619,938.47		$2,052
	Total Fees Previously Paid							---
	Total Fee Offsets							$2,052 (4)
	Net Fee Due							$0 (4)

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions or as a result of the operation of anti-dilutive provisions and adjustments to conversion ratios.
(2) Calculated in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per unit is estimated to be $13.93, based on the average of the high and low prices of the common shares as reported on Nasdaq Capital Market on July 7, 2023.
(3) Determined in accordance with Section 6(b) of the Securities Act to be $2,052 which is equal to 0.0001102 multiplied by the proposed maximum aggregate offering price of $18,619,938.47 for newly registered securities.
(4) EuroDry Ltd. previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on May 13, 2020 (File No. 333-238235), which was declared effective on May 20, 2020 (the “Prior Registration Statement”), that registered an aggregate of $200,000,000 of an indeterminate number of securities to be offered by EuroDry Ltd. from time to time. Of the $200,000,000 of securities registered on the Prior Registration Statement, for which EuroDry Ltd. paid a filing fee of $25,960 in connection therewith, $186,946,871 of the securities remain unsold, leaving $24,265 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, EuroDry Ltd. is using $2,052 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fee is due to be paid at this time. The offerings under the Prior Registration Statement were effectively terminated on May 20, 2023.
Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	EuroDry Ltd.	F-3	333-238235	5/13/2020	__	$2,052	Unallocated (Universal) Shelf	(1)	Unallocated (Universal) Shelf	$186,946,871	__
Fee Offset Sources	EuroDry Ltd.	F-3	333-238235	__	5/13/2020	__	__	__	__	__	$2,052

(1) Pursuant to Rule 457(p) under the Securities Act, EuroDry Ltd. is offsetting the registration fee due under this registration statement by $2,052, which represents the portion of the registration fee previously paid with respect to $186,946,871 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated.